                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


NAME                                                         STATE OF INCORPORATION
----                                                         ----------------------
BlueStone Capital Corp.                                      New York

M2 Ltd.                                                      Maryland

National Health Benefits & Casualty Corp.                    Nevada